Filed pursuant to Rule 433.  Registration Statement Nos. 333-184147 and 333-184147-01.

                                                           BUILDING TOMORROW[TM]
The RBS ETN Series Notebook

                                                          Trendpilot[TM] Indices
                                                   [] Trend-following Strategies
                                                              Rebalance Strategy
                                             RICI Enhanced(SM) Commodity Indices
                                                 [] Designed in cooperation with
                                                              Jim Rogers and RBS

FOR USE WITH INSTITUTIONS ONLY, NOT FOR USE WITH RETAIL INVESTORS.
                                                                             RBS
                                                                             cov

IMPORTANT INFORMATION: The Royal Bank of Scotland plc ("RBS plc") and The Royal
Bank of Scotland Group plc ("RBS Group") (collectively, the "RBS Entities")
have filed a registration statement (including a prospectus) with the
Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS plc, RBS
Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).
The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the 'Risk Factors' section of the pricing supplement, before investing.
**The pricing supplements, including a description of the applicable index methodology, can be found here: www.rbs.com/etnus and we can provide them to you upon request. The RBS ETNs are relatively new products and any performance prior to the live date of the index which the RBS ETN tracks is hypothetical and does not reflect actual returns. No actual investment which allowed tracking of the performance of any RBS index was possible before its live date.
The retrospectively calculated index performance contained herein is based on criteria applied retroactively with the benefit of hindsight and knowledge of factors that may have positively affected its performance, and cannot account for all financial risk that may affect the actual performance of the RBS ETNs.
The actual performance of the RBS ETNs may vary significantly from the retroactively calculated index performance data contained herein. Neither the retrospectively calculated nor the historical index performance should be taken as any indication of future performance of any index or any related RBS ETNs.

An investment in the RBS ETNs involves significant risks. The applicable pricing supplement and prospectus for the RBS ETNs will describe material risks related to an investment in RBS ETNs. These risks include the following:

RISK CONSIDERATIONS
Credit risk of the issuer and guarantor
RBS ETNs are unsecured and unsubordinated obligations of RBS plc and are fully and unconditionally guaranteed by RBS Group(1). If RBS plc fails to make any required payments on the RBS ETNs, your receipt of such payment will depend on the ability of RBS Group to pay its obligations as they become due.
In addition, unlike ordinary debt securities, the RBS ETNs are not principal protected and do not pay interest. The RBS ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the
Deposit Insurance Fund or any other government agency.

Market risk
The return on an RBS ETN will depend on the performance of the underlying market measure(s) to which the RBS ETNs is linked. You may lose all or a significant amount of your investment in the RBS ETNs if the level(s) of the underlying market measure(s) were to decrease substantially.

Investor fees
The daily redemption value is the amount payable at maturity or upon early repurchase or redemption of your RBS ETNs and is reduced by the aggregate investor fee applicable to your RBS ETNs. As a result, the level of the underlying market measure(s) to which your RBS ETNs are linked must increase by an amount sufficient to offset the aggregate investor fee in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption. If the level(s) of the underlying market measure(s)
were to decrease or not increase sufficiently, you would receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

Liquidity risk
Even though RBS ETNs are expected to be listed on a US securities exchange, there is no guarantee that the listing will be maintained or that a secondary market will develop. The liquidity of the RBS ETNs may therefore be limited and/or vary over time. RBS plc is not required to maintain any listing of RBS
ETNs on any securities exchange.

Restrictions on your ability to offer RBS ETNs for repurchase by RBS plc.
Through your broker, you may offer RBS ETNs for repurchase by RBS plc subject to certain restrictions and procedures described in the applicable pricing supplement.

Call risk
RBS plc also has the right to redeem your RBS ETNs, in its sole discretion. If
RBS plc elects to redeem your RBS ETNs, you may not be able to reinvest your proceeds in a comparable investment. Pursuant to our announced plan to exit the structured retail investor products business, the likelihood that we will redeem the ETNs prior to maturity has increased. See "Recent Developments" for more information.

RECENT DEVELOPMENTS
On June 13, 2013, we announced that we would be exiting the structured retail investor products business that is responsible for issuing and maintaining the
RBS ETNs, and that we expect to move such business into a runoff organization which will go through a process of restructuring and / or business sales (the
"RBS Retail Investor Products Exit Plan"). The implementation of the RBS Retail
Investor Products Exit Plan increases the likelihood that the RBS ETNs will be redeemed by us prior to maturity. We plan to continue to maintain and issue the
RBS ETNs, but our plans could change. We cannot give you any assurances as to any minimum period of time that you may hold the RBS ETNs before we redeem them at our option.

DEFINITIONS OF CERTAIN DEFINED TERMS USED HEREIN
Annualized Average represents the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period during the time period indicated, would result in the actual cumulative rate of return for the entire period.
Maximum Drawdown represents the maximum percentage loss that the relevant index incurred from its peak level to its lowest level during the time period indicated. Maximum Performance represents the highest one-year returns, as measured from 6/30 to 6/30 of each year during the period indicated.
Minimum Performance represents the lowest one-year returns, as measured from
6/30 to 6/30 of each year during the period indicated.
5-Year Volatility: Based on monthly returns over the last five years unless stated otherwise (from most recent date indicated on slide) and expressed as standard deviation percentage. Standard deviation is a measure of volatility, and illustrates the extent of variation (whether higher or lower) that exists from the average given set of results. A low standard deviation indicates that the results tend to be very close to the average result (a low degree of volatility). In contrast, a high standard deviation indicates that the results are spread out over a large range of outcomes (a high degree of volatility).
Because the standard deviation is based on historical data, it may not predict variability in annualized performance of the RBS ETNs in the future.

(1)Certain RBS ETNs were originally issued by The Royal Bank of Scotland N.V.
("RBS N.V."); however, as of December 10, 2012, RBS plc assumed the obligations of RBS N.V. under those RBS ETNs and became the issuer of them.
                                                                               1

The RBS ETN Lineup:

                               [GRAPHIC OMITTED]

                                         ETN                                                      ANNUAL   INTRADAY
                                  ETN    INCEPTION                                                INVESTOR INDICATIVE
Rebalance Strategy                TICKER DATE      UNDERLYING INDICES                             FEE(2)   VALUE TICKER CUSIP     REBALANCED
--------------------------------------------------------------------------------------------------------------------------------------------
                                                   S & P 500([R]) Total Return Index
RBS US Large Cap Alternator ETN[TM] ALTL   8/30/12 S & P 500([R]) Equal Weight Total Return Index   1.00%    ALTL.IV    78009P168 Monthly
                                                   S & P 500([R]) Low Volatility Total Return Index

                                       ETN                                                              ANNUAL   INTRADAY               REBALANCED
                                ETN    INCEpTION                                                        INVESTOR INDICATIVE             TO TARGET
Commodities Strategies          TICKER DATE      UNDERLYING INDEX                                       FEE(2)   VALUE TICKER CUSIP     WEIGHTS
----------------------------------------------------------------------------------------------------------------------------------------------------
RBS Rogers Enhanced ETNs
RBS Rogers Enhanced Commodity   RGRC   10/25/12  RICI Enhanced(SM) Commodity Total Return Index         0.95%    RGRC.IV      78009P176 Semi-Annually
Index ETN
RBS Rogers Enhanced Energy      RGRE   10/25/12  RICI Enhanced(SM) Energy Total Return Index            0.95%    RGRE.IV      78009P192 Semi-Annually
ETN
RBS Rogers Enhanced Agriculture RGRA   10/25/12  RICI Enhanced(SM) Agriculture Total Return Index       0.95%    RGRA.IV      78009P184 Semi-Annually
ETN
RBS Rogers Enhanced Precious    RGRP   10/25/12  RICI Enhanced(SM) Precious Metals Total Return Index   0.95%    RGRP.IV      78009P200 Semi-Annually
Metals ETN
RBS Rogers Enhanced Industrial  RGRI   10/25/12  RICI Enhanced(SM) Industrial Metals Total Return Index 0.95%    RGRI.IV      78009P218 Semi-Annually
Metals ETN

(1)Determined as of the most recent weekly auction.
(2)With respect to RBS Trendpilot[TM] ETNs, the fees are either 1.10% or 1.00%
per annum (as set forth above) when tracking the Benchmark Index, and 0.50% per annum when tracking the Cash Rate. All fees are per annum.
                                                                               2

Trend-Following Strategies

                                [GRAPHIC OMITTED]

Our trend-following strategies:
[]  Track the return of a specific benchmark index or cash rate
[]  Use a 100- or 200-Index business day simple moving average
[]  Use a 3- or 5-Index business day period for trend confirmation

This graph illustrates the Trendpilot[TM] methodology based on hypothetical movements in a Benchmark Index and its 100- or 200-Index business day simple moving average. This slide does not demonstrate historical data, and is not an indication of how any Index or Trendpilot[TM] methodology will perform in the future. If neither of the conditions mentioned in the graph is satisfied, the trend of the Benchmark Index will be the same as the trend of the Benchmark
Index on the immediately preceding Index business day. The Index will implement any trend reversal at the open of trading on the second Index business day immediately following the Index business day on which the Benchmark Index trend switches from positive to negative or from negative to positive, as the case may be.

(1)Determined as of the most recent weekly auction.
(2)With respect to RBS Trendpilot[TM] ETNs, the fees are either 1.10% or 1.00%
per annum (as set forth above) when tracking the Benchmark Index, and 0.50% per annum when tracking the Cash Rate.

                               [GRAPHIC OMITTED]
                                                                               3

RBS US Large Cap Trendpilot[TM] Index -- as of June 30, 2013

RBS US Large Cap Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance
and Historical Comparisons:
May 22, 1991 to June 30, 2013

                               [GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 1992 - June 30, 2013
                                     RBS US Large Cap
                              Trendpilot[TM] Index (Net of Fees)  S & P 500([R]) Total Return Index
----------------------------- ---------------------------------   ---------------------------------
 Minimum Performance                        -4.62%                         -26.21%
----------------------------- ---------------------------------   ---------------------------------
 Maximum Performance                        33.35%                          34.70%
----------------------------- ---------------------------------   ---------------------------------
 Annualized Average                          9.09%                           8.47%
----------------------------- ---------------------------------   ---------------------------------
 5-Year Volatility                          10.93%                          18.42%
----------------------------- ---------------------------------   ---------------------------------

FOR MORE INFORMATION PLEASE SEE THE RBS US LARGE CAP TRENDpilot[TM] PRICING
SUPPLEMENT. Source: Bloomberg. The above, with respect to the RBS US Large Cap
Trendpilot[TM] Index, reflects the deduction of the annual investor fee for the
RBS US Large Cap Trendpilot[TM] ETNs, which is equal to 1.00% per annum when the
RBS US Large Cap Trendpilot[TM] Index tracks the S & P 500 [R] Total Return Index and 0.50% per annum when the RBS US Large Cap Trendpilot[TM] Index[TM] tracks the
Cash Rate. The RBS US Large Cap Trendpilot[TM] Index was created on November 16,
2010. Therefore, the graph reflects actual RBS US Large Cap Trendpilot[TM] Index performance from November 16, 2010 through June 30, 2013 and reflects a retrospectively calculated RBS US Large Cap Trendpilot[TM] Index performance from
May 22, 1991 through November 15, 2010 which is based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.
                                                                               4

RBS US Large Cap Trendpilot[TM] Index

Index Returns: 1-, 5- and 10-Year Annualized Rolling Returns as of June 30,
2013

                               [GRAPHIC OMITTED]

Source: Bloomberg. The graphs, with respect to the RBS US Large Cap
Trendpilot[TM] Index, reflect the deduction of the annual investor fee for the
RBS US Large Cap Trendpilot[TM] ETNs, which is equal to 1.00% per annum when the
RBS US Large Cap Trendpilot[TM] Index tracks the S & P 500[R] Total Return Index and 0.50% per annum when the RBS US Large Cap Trendpilot[TM] Index[TM] tracks the
Cash Rate.
The 1-year Annual Returns above illustrate the retrospectively calculated annual returns (and historical annual returns for the annual periods after the index live date) of the RBS US Large Cap Trendpilot[TM] Index less investor fees, and historical returns of the S & P 500[R] Total Return Index for the period presented. Annualized Returns in the graphs above illustrate the geometric average annualized return of each of the RBS US Large Cap Trendpilot[TM] Index and the S & P 500[R] Total Return Index, based on the cumulative returns of the applicable index over the relevant period. Geometric average annualized return is the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period would result in the actual cumulative rate of return for the entire 5- or 10-year period, as applicable. For example in the
5-Year graph, 6/30/13 data reflects the annual return required to be received in each annual period from 6/30/08 - 6/30/13 in order to provide the total return that hypothetically could have resulted from an investment bought on
6/30/08 and sold on 6/30/13, assuming annual compounding. Please note that because the RBS US Large Cap Trendpilot[TM] Index did not exist until 11/16/2010, an investment in such Index was not possible prior to that date. The S & P 500[R]
data presented above is based on actual historical returns. See also Slide 1**.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.
                                                                               5

RBS US Mid Cap Trendpilot[TM] Index -- as of June 30, 2013

RBS US Mid Cap Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance
and Historical Comparisons
October 20, 2000 to June 30, 2013

                               [GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 2001 - June 30, 2013
                                      RBS US Mid Cap            S & P MidCap 400([R])
                              Trendpilot[TM] Index (Net of Fees)  Total Return Index
 Minimum Performance                       -14.09%                   -28.02%
 Maximum Performance                        26.71%                    39.38%
 Annualized Average                          7.45%                     7.71%
 5-Year Volatility                          13.57%                    22.15%

FOR MORE INFORMATION PLEASE SEE THE RBS US MID CAP TRENDpilot[TM] PRICING
SUPPLEMENT. Source: Bloomberg. The above, with respect to the RBS US Mid Cap
Trendpilot[TM] Index, reflects the deduction of the annual investor fee for the
RBS US Mid Cap Trendpilot[TM] ETNs, which is equal to 1.00% per annum when the
RBS US Mid Cap Trendpilot[TM] Index tracks the S & P MidCap 400 [R] Total Return
Index and 0.50% per annum when the RBS US Mid Cap Trendpilot Index[TM] tracks the
Cash Rate. The RBS US Mid Cap Trendpilot[TM] Index was created on January 24,
2011. Therefore, the graph reflects actual RBS US Mid Cap Trendpilot[TM] Index performance from January 24, 2011 through June 30, 2013 and reflects a retrospectively calculated RBS US Mid Cap Trendpilot[TM] Index performance from
October 20, 2000 through January 21, 2011 which is based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.
                                                                               6

RBS US Mid Cap Trendpilot[TM] Index
Index Returns: 1-, 5- and 10-Year Annualized Rolling Returns as of June 30, 2013

                               [GRAPHIC OMITTED]

Source: Bloomberg. The graphs, with respect to the RBS US Mid Cap Trendpilot[TM]
Index, reflect the deduction of the annual investor fee for the RBS US Mid Cap
Trendpilot[TM] ETNs, which is equal to 1.00% per annum when the RBS US Mid Cap
Trendpilot[TM] Index tracks the S & P MidCap 400[R] Total Return Index and 0.50%
per annum when the RBS US Mid Cap Trendpilot[TM] Index tracks the Cash Rate. The
1-year Annual Returns above illustrate the retrospectively calculated annual returns (and historical annual returns for the annual periods after the index live date) of the RBS US Mid Cap Trendpilot[TM] Index less investor fees, and historical returns of the S & P MidCap 400[R] Total Return Index for the period presented. Annualized Returns in the graphs above illustrate the geometric average annualized return of each of the RBS US Mid Cap Trendpilot[TM] Index and the S & P MidCap 400[R] Total Return Index, based on the cumulative returns of the applicable index over the relevant period. Geometric average annualized return is the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period would result in the actual cumulative rate of return for the entire 5- or 10-year period, as applicable. For example in the 5-Year graph, 6/30/13 data reflects the annual return required to be received in each annual period from 6/30/08 - 6/30/13 in order to provide the total return that hypothetically could have resulted from an investment bought on 6/30/08 and sold on 6/30/13, assuming annual compounding. Please note that because the RBS US Mid Cap Trendpilot[TM] Index did not exist until 01/24/2011, an investment in such Index was not possible prior to that date. The S & P MidCap
400[R] data presented above is based on actual historical returns. See also
Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.
                                                                               7

RBS NASDAQ-100([R]) & China Trendpilot[TM] Indexes -- as of June 30, 2013

RBS NASDAQ-100([R]) Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance
and Historical Comparisons. July 27, 1999 to June 30, 2013

                               [GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 2000 - June 30, 2013
                              RBS NASDAQ-100([R])
                              Trendpilot[TM] Index     NASDAQ-100([R])
                                 (Net of Fees)    Total Return Index(SM)
----------------------------- ------------------- ----------------------
 Minimum Performance                -18.48%             -51.35%
----------------------------- ------------------- ----------------------
 Maximum Performance                 17.63%              34.74%
----------------------------- ------------------- ----------------------
 Annualized Average                  2.28%               -1.33%
----------------------------- ------------------- ----------------------
 5-Year Volatility                   14.95%              20.62%
----------------------------- ------------------- ----------------------

RBS China Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance
and Historical Comparisons. September 10, 2002 to June 30, 2013

                               [GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 2003 - June 30, 2013
                                  RBS China
                              Trendpilot[TM] Index BNY Mellon China Select
                                 (Net of Fees)   ADR Total Return Index(SM)
----------------------------- ------------------ --------------------------
 Minimum Performance                -7.50%                 -22.40%
----------------------------- ------------------ --------------------------
 Maximum Performance                65.48%                 69.73%
----------------------------- ------------------ --------------------------
 Annualized Average                 14.57%                 11.96%
----------------------------- ------------------ --------------------------
 5-Year Volatility                  14.77%                 27.48%
----------------------------- ------------------ --------------------------

FOR MORE INFORMATION PLEASE SEE THE RBS NASDAQ-100 TRENDpilot[TM] PRICING
SUPPLEMENT OR RBS CHINA TRENDpilot[TM] PRICING SUPPLEMENT, AS APPROPRIATE.
Source: Bloomberg. The above, with respect to the RBS NASDAQ-100 Trendpilot[TM]
Index and the RBS China Trendpilot[TM] Index, reflects the deduction of the annual investor fee for the related RBS ETNs which is equal to 1.00% or 1.10%, respectively, per annum when the RBS NASDAQ -100[R] Trendpilot[TM] ETN and RBS
China Trendpilot[TM] ETN track, respectively, the NASDAQ-100[R] Total Return
Index(SM) and BNY Mellon China Select ADR Total Return Index(SM), and 0.50% per
annum when such ETNs track the Cash Rate. The RBS NASDAQ-100[R] Trendpilot[TM]
Index (USD) was created on November 28, 2011. Therefore, the graph reflects the actual RBS NASDAQ-100[R] Trendpilot[TM] Index performance from November 28, 2011 through June 30, 2013 and reflects the retrospectively calculated RBS
NASDAQ-100([R]) Trendpilot[TM] Index performance from July 27, 1999 through
November 27, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The RBS China
Trendpilot[TM] Index (USD) (the "Index") was created on February 27, 2012.
Therefore, for that Index, the graph reflects the actual Index closing levels from February 27, 2012 through June 30, 2013 and reflects the retrospectively calculated Index performance from September 10, 2002 through February 26, 2012, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The graph starts at September 10, 2002 because that was the inception date for the BNY Mellon China Select ADR Total
Return Index(SM). See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.
                                                                               8

RBS Gold & Oil Trendpilot[TM] Indexes -- as of June 30, 2013

RBS Gold Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance
and Historical Comparisons October 20, 1975 to June 30, 2013

                               [GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 1976 - June 30, 2013
                                  RBS Gold
                              Trendpilot[TM] Index   Price of
                                 (Net of Fees)   Gold Bullion
----------------------------- ------------------ --------------
 Minimum Performance               -19.59%         -34.81%
----------------------------- ------------------ --------------
 Maximum Performance               133.14%         135.50%
----------------------------- ------------------ --------------
 Annualized Average                  8.31%          6.14%
----------------------------- ------------------ --------------
 5-Year Volatility                  18.78%         22.73%
----------------------------- ------------------ --------------

RBS Oil Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance
and Historical and Retrospective Comparisons July 13, 1989 to June 30, 2013

                               [GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 1990 - June 30, 2013
                                    RBS Oil
                              Trendpilot[TM] Index RBS 12-Month Oil Total
                                 (Net of Fees)         Return Index
----------------------------- -------------------- ----------------------
 Minimum Performance               -25.81%                -55.75%
----------------------------- -------------------- ----------------------
 Maximum Performance               111.07%               113.41%
----------------------------- -------------------- ----------------------
 Annualized Average                 13.41%                13.10%
----------------------------- -------------------- ----------------------
 5-Year Volatility                  19.65%                29.60%
----------------------------- -------------------- ----------------------

FOR MORE INFORMATION PLEASE SEE THE RBS GOLD TRENDpilot[TM] PRICING SUPPLEMENT OR
RBS OIL TRENDpilot[TM] PRICING SUPPLEMENT, AS APPROPRIATE. Source: Bloomberg. The
above, with respect to the RBS Gold Trendpilot[TM] Index and the RBS Oil
Trendpilot[TM] Index, reflects the deduction of the annual investor fee for the related RBS ETNs, which is equal to 1.00% or 1.10%, respectively, per annum when the RBS Gold Trendpilot[TM] ETN and RBS Oil Trendpilot[TM] ETN track, respectively, the Price of Gold Bullion and RBS 12-Month Oil Total Return
Index, and 0.50% per annum when such ETNs track the Cash Rate. The RBS Gold
Trendpilot[TM] Index (USD) was created on January 24, 2011. Therefore, the graph reflects the actual RBS Gold Trendpilot[TM] Index performance from January 24,
2011 through June 30, 2013 and reflects the retrospectively calculated RBS Gold
Trendpilot[TM] Index performance from October 20, 1975 through January 23, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The RBS Oil Trendpilot[TM] Index (USD) (the
"Index") was created on September 13, 2011. Therefore, the graph reflects the actual Index closing levels from September 13, 2011 through June 30, 2013 and reflects the retrospectively calculated Index performance from July 13, 1989 through September 12, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. Similarly, the RBS 12-Month Oil Total Return Index was created on September 8, 2011.
Therefore, for the RBS 12-Month Oil Total Return Index, the graph above reflects the actual RBS 12-Month Oil Total Return Index closing levels from
September 8, 2011 through June 30, 2013 and reflects the retrospectively calculated RBS 12-Month Oil Total Return Index performance from July 13, 1989 through September 7, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also
Slide 1 **. PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL
HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN
INDEX.
                                                                               9

RBS Trendpilot[TM] ETN Performance

Performance (%) as of June 30, 2013             ETN INCEPTION 1-MONTH 3-MONTH YEAR-TO-DATE 1-YEAR SINCE RBS ETN
Daily Redemption Values(1) (Net of Fees) TICKER     DATE        (%)      (%)       (%)       (%)  INCEPTION (%)
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS US Large Cap Trendpilot[TM] ETN        trnd      12/6/10     -1.42    2.65      13.27    19.40       9.17
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS US Mid Cap Trendpilot[TM] ETN          trnm      1/25/11     -1.92    0.75      14.03    23.94       5.19
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS NASDAQ-100([R]) Trendpilot[TM] ETN     tndq      12/8/11     -2.41    3.35       6.89     5.35      10.93
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS China Trendpilot[TM] ETN                tchi     4/13/12     -2.84   -4.76      -8.36     -1.77      -5.67
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Gold Trendpilot[TM] ETN                tbar      2/17/11     -0.03   -0.11      -3.29     -3.15      4.96
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Oil Trendpilot[TM] ETN                 twti      9/13/11      0.82   -11.90     -14.22   -22.94     -12.37
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
Cash Rate on 06/30/13 was 0.06%
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------

Source: Bloomberg. The table above presents the actual historical performance of the RBS ETNs over the specified periods. For information regarding the performance of each Index, please refer to the relevant pricing supplement filed with the U.S. Securities and Exchange Commission ("SEC").
(1)Includes the deduction of the annual investor fee, which accrues on a daily basis. The annual investor fee will be equal to: (i) (a) 1.00% per annum when the applicable Trendpilot[TM] Indices that are tracked by the RBS US Large Cap
Trendpilot[TM] ETNs, RBS US Mid Cap Trendpilot[TM] ETNs, RBS Gold Trendpilot[TM] ETNs
and the RBS NASDAQ-100[R] Trendpilot[TM] ETNs are tracking, respectively, the S & P
500[R] Total Return Index, the S & P MidCap 400[R] Total Return Index, the Price
of Gold Bullion and the NASDAQ-100[R] Total Return Index(SM) and (b) 1.10% per
annum when the applicable Trendpilot[TM] Indices that are tracked by the RBS Oil
Trendpilot[TM] ETNs and RBS China Trendpilot[TM] ETNs are tracking, respectively, the RBS 12-Month Oil Total Return Index and the BNY Mellon China Select ADR
Total Return Index(SM); and (ii) 0.50% per annum when any of the Trendpilot[TM]
Indices that are the Cash Rate.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN
INDEX.
                                                                              10

RBS Trendpilot[TM] Index Backtested Performance

                                                        START DATE FOR
                                                        BACKTESTED
Hypothetical Backtested Trendpilot[TM] Index            TRENDPILOT[TM]                                   SINCE
                                                        INDEX            1-YEAR  ANNUALIZED ANNUALIZED   BACKTESTED     5-YEAR         MAXIMUM
Performance (%) as of June 30, 2013                     CALCULATIONS     (%)     5-YEAR (%) 10-YEAR (%)  START DATE (%) VOLATILITY (%) DRAWDOWN (%)
---------------------------------------------------------------------------------------------------------------------------------------------------
RBS US Large Cap Trendpilot[TM] Index (Net of Fees)(1)      5/22/91       19.40      8.34       7.60        10.52         10.93          -19.29
S & P 500([R]) Total Return Index                           5/22/91       20.60      7.01       7.30         8.99         18.42          -55.25
RBS US Mid Cap Trendpilot[TM] Index (Net of Fees)(1)        10/20/00      23.94      8.72       9.01         8.33         13.57          -24.52
S & P MidCap 400([R]) Total Return Index                    10/20/00      25.18      8.91      10.74         8.02         22.15          -55.15
RBS NASDAQ-100([R]) Trendpilot[TM] Index (Net of Fees)(1)   7/27/99        5.35      6.81       4.98         6.45         14.95          -44.87
NASDAQ-100([R]) Total Return Index(SM)                      7/27/99       12.87     10.66       9.98         2.19         20.62          -82.87
RBS China Trendpilot[TM] Index (Net of Fees)(1)             9/10/02       -1.77      9.09      16.14        17.36         14.77          -38.39
BNY Mellon Select ADR Total Return Index(SM)                9/10/02        4.96     -1.54      13.23        14.34         27.48          -70.28
RBS Gold Trendpilot[TM] Index (Net of Fees)(1)              10/20/75      -3.15      9.81      11.90         9.28         18.78          -43.44
Price of Gold Bullion                                       10/20/75     -25.43      5.08      13.17         5.75         22.73          -70.26
RBS Oil Trendpilot[TM] Index (Net of Fees)(1)               7/13/89      -22.90     -9.61      12.72        15.20         19.65          -43.53
RBS 12-Month Oil Total Return Index                         7/13/89        7.17    -13.42      12.47        13.65         29.60          -72.99
---------------------------------------------------------------------------------------------------------------------------------------------------

Source: Bloomberg. The data in the above chart reflects actual historical performance for each Trendpilot[TM] Index from such index's live date and retrospectively calculated performance from the "Start Date for Backtested
Trendpilot[TM] Index Calculations" to the live date of such index. The live dates of each Trendpilot[TM] Index are provided on previous slides. The 1-Year returns above all reflect actual historical performance, whereas the 5-Year and 10-Year returns reflect both actual historical performance and retrospectively calculated performance. The Trendpilot[TM] Indices have very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its live date. returns. Neither the retrospectively calculated nor the historical index performance should be taken as any indication of future performance of any index or any related RBS ETNs.
The "Start Date for Backtested Trendpilot[TM] Index Calculations" was selected for each set of indices based on the live date for the related Benchmark Index.

(1)The Trendpilot[TM] Includes the deduction of the annual investor fee for the applicable RBS ETN, which accrues on a daily basis. The annual investor fee is equal to: (i) (a) 1.00% per annum when the applicable Trendpilot[TM] Indices that are tracked by the RBS US Large Cap Trendpilot[TM] ETNs, RBS US Mid Cap
Trendpilot[TM] ETNs, RBS Gold Trendpilot[TM] ETNs and the RBS NASDAQ-100[R]
Trendpilot[TM] ETNs are tracking, respectively, the S & P 500[R] Total Return
Index, the S & P MidCap 400[R] Total Return Index, the Price of Gold Bullion and
the NASDAQ-100[R] Total Return Index(SM) and (b) 1.10% per annum when the applicable Trendpilot[TM] Indices that are tracked by the RBS Oil Trendpilot[TM]
ETNs and RBS China Trendpilot[TM] ETNs are tracking, respectively, the RBS
12-Month Oil Total Return Index and the BNY Mellon China Select ADR Total
Return Index(SM); and (ii) 0.50% per annum when any of the Trendpilot[TM] Indices that are tracked by the RBS ETNs are tracking Cash Rate.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.
                                                                              11

Rebalance Strategy

Alternator Strategy
Each month, the RBS US Large Cap Alternator Index[TM] will track the return of the Underlying Index with the highest relative strength score at the end of the prior month. score is a simple average of the 1-, 3-, 6-, 9- and 12-month returns of each of the Underlying Indices, calculated with respect to the last business day of each month.

                                              ETN                                                      ANNUAL   INTRADAY
                                       ETN    INCEpTION                                                INVESTOR INDICATIVE
                                       TICKER DATE      UNDERLYING INDICES                             FEE      VALUE TICKER CUSIP     REBALANCED
-------------------------------------------------------------------------------------------------------------------------------------------------
                                                        S & P 500([R]) Total Return Index
1. RBS US Large Cap Alternator ETN[TM] ALTL   8/30/12   S & P 500([R]) Equal Weight Total Return Index   1.00%    ALTL.IV    78009P168 Monthly
                                                        S & P 500([R]) Low Volatility Total Return Index
-------------------------------------------------------------------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Performance and Historical Volatility Comparison
June 30, 1992 - June 30, 2013
                  RBS US
                 Large Cap                               S & P 500([R])Equal  S & P 500([R]) Low
             Alternator Index[TM] S & P 500([R]) Total   Weight Total         Volatility Total
                (Net of Fees)     Return Index           Return Index         Return Index
-------------------------------------------------------------------------------------------------
 Minimum
 Performance      -18.05%           -26.21%               -23.56%             -12.35%
 Maximum
 Performance       31.07%            34.70%                36.45%              30.04%
 Annualized
 Average           12.99%            10.12%                12.11%              11.36%
 5-Year
 Volatility        14.99%            18.42%                22.40%              12.20%
-------------------------------------------------------------------------------------------------

RBS US Large Cap Alternator[] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Index Performance and
Comparison      January 2, 1992 to June 30, 2013.

                               [GRAPHIC OMITTED]

(1)The above does not reflect an actual market cycle and is not an indication of how a market cycle may develop, the length of any market cycle, which
Underlying Index will be tracked during any part of a market cycle or whether any Underlying Index will be tracked at all or in any particular order.
FOR MORE INFORMATION PLEASE SEE THE RBS US LARGE CAP ALTERNATOR PRICING
SUPPLEMENT.

Source: Bloomberg. The above, with respect to the RBS US Large Cap
Alternator Index[TM], reflects the deduction of the annual investor fee for the
RBS US Large Cap Alternator ETNs[], which is equal to 1.00% per annum. The live dates of the RBS US Large Cap Alternator Index[TM], S & P 500[R] Low Volatility
Total Return Index, the S & P 500[R] Equal Weight Total Return Index and the S &
P 500[R] Total Return Index are 08/28/2012, 04/20/2011, 01/08/2003 and
01/04/1988, respectively. Any index data presented before those dates is retrospectively calculated, and any index data presented after those dates reflects actual historical performance. The Index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its live date. Accordingly, the results shown before the live date are hypothetical and do not reflect actual returns. See also Slide 1 **.

PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.
                                                                              12

RBS Rebalance Strategy Performance

Performance (%) as of June 30, 2013                   ETN INCEPTION  1-MONTH    3-MONTH   YEAR-TO-DATE      1-YEAR     SINCE RBS ETN
Daily Redemption Values(1) (Net of Fees)    TICKER        DATE         (%)         (%)         (%)            (%)      INCEPTION (%)
-------------------------------------------------------------------------------------------------------------------------------------
RBS US Large Cap Alternator ETN[TM]          ALTL        8/30/12      -0.98      -3.25        8.61            -            13.08
-------------------------------------------------------------------------------------------------------------------------------------

                                                  START DATE FOR
Hypothetical Backtested Index Performance (%)      BACKTESTED                  ANNUALIZED ANNUALIZED     SINCE
                                                      INDEX         1-YEAR      5-YEAR     10-YEAR   BACKTESTED       5-YEAR       MAXIMUM
as of June 30, 2013                               CALCULATIONS         (%)         (%)         (%)   START DATE (%) VOLATILITY (%) DRAWDOWN (%)
-----------------------------------------------------------------------------------------------------------------------------------------------
RBS US Large Cap Alternator[] Index (Net of Fees)      1/2/92        17.94        11.97       9.80        12.91         14.99        -44.15
S & P 500([R]) Total Return Index                      1/2/92        17.19         6.40       6.99         8.64         18.42        -55.25
S & P 500([R]) Equal Weight Total Return Index         1/2/92        22.48         9.79       9.85        10.99         22.40        -59.47
S & P 500([R]) Low Volatility Total Return Index       1/2/92        15.50        11.07       9.59        10.33         12.20        -40.40

Source: Bloomberg.
(1)Includes the deduction of the annual investor fee, which accrues on a daily basis, and is equal to 1.00% per annum with respect to the RBS US Large Cap
Alternator Index[TM] . The live date for the RBS US Large Cap Alternator Index[TM]
is August 28, 2012. The RBS US Large Cap Alternator Index[TM] results incorporating data prior to its live date are hypothetical and do not reflect actual index returns. No actual investment which allowed tracking of the performance of such index was possible before its live date. indication of future performance of any RBS index or any related RBS ETNs. See also Slide 1**.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.
                                                                              13

Rogers Enhanced Commodity Indices

                                          ETN                                                                       ANNUAL   INTRADAY               REBALANCED
                                   ETN    INCEPTION                                                                 INVESTOR INDICATIVE             TO TARGET
                                   TICKER DATE      UNDERLYING INDEX                                                FEE      VALUE TIcKER CUSIP     WEIGHTS
----------------------------------------------------------------------------------------------------------------------------------------------------------------
RBS Rogers Enhanced Commodity ETNs
----------------------------------------------------------------------------------------------------------------------------------------------------------------
1. RBS Rogers Enhanced             RGRC   10/25/12  RICI Enhanced(SM) Commodity Total Return Index (Composite)      0.95%    RGRC.IV      78009P176 Semi-Annually
Commodity Index ETN
2. RBS Rogers Enhanced             RGRE   10/25/12  RICI Enhanced(SM) Energy Total Return Index (Sector)            0.95%    RGRE.IV      78009P192 Semi-Annually
Energy ETN
3. RBS Rogers Enhanced             RGRA   10/25/12  RICI Enhanced(SM) Agriculture Total Return Index (Sector)       0.95%    RGRA.IV      78009P184 Semi-Annually
Agriculture ETN
4. RBS Rogers Enhanced             RGRP   10/25/12  RICI Enhanced(SM) Precious Metals Total Return Index (Sector)   0.95%    RGRP.IV      78009P200 Semi-Annually
Precious Metals ETN
5. RBS Rogers Enhanced             RGRI   10/25/12  RICI Enhanced(SM) Industrial Metals Total Return Index (Sector) 0.95%    RGRI.IV      78009P218 Semi-Annually
Industrial Metals ETN
----------------------------------------------------------------------------------------------------------------------------------------------------------------

Features & Benefits:

Simple
[] Broad index provides exposure to 36 different commodities
[] Sector indices for targeted exposure
[] Trades daily
[] Highly liquid

Enhanced Design
[] Reset to target weights annually based on expected economic global demand
[] Rebalances semi-annually
[] Roll-strategy

Expected U.S. Federal Income Tax Treatment
[] Holders of these ETNs should, assuming they are treated for U.S. federal income tax purposes as prepaid financial contracts, generally not be required to include amounts in income prior to sale, redemption or maturity. IRS and U.S.
Treasury are actively considering the tax treatment of instruments such as these
ETNs, which could change. See the pricing supplement for more information.

Low Cost
[] Annual investor fee of 95 basis points

Determining the rollover calendar for individual commodities(1):

                               [GRAPHIC OMITTED]

(1)Target weights determined annually in February
                                                                              14

Rogers Enhanced Commodity Indices

Commodity Breakdown - as of June 30, 2013:

                  RICI                                            RICI
                  Composite Sector                                Composite Sector
                  Index     Index                                 Index     Index
                  Target    Target                                Target    Target
Commodities       Weight    Weight              Commodities       Weight    Weight
----------------- --------- ------- ----------- ----------------- --------- -------
WTI Crude Oil     13.00%    31.71%              Corn              7.00%     18.42%
----------------- --------- -------             ----------------- --------- -------
Brent Crude Oil   10.00%    24.39%              Sugar             3.25%     8.55%
----------------- --------- -------             ----------------- --------- -------
Natural Gas       7.00%     17.07%              Wheat             3.00%     7.89%
----------------- --------- -------             ----------------- --------- -------
RBOB Gasoline     4.00%     9.76%               Soybeans          3.00%     7.89%
----------------- --------- -------             ----------------- --------- -------
Heating Oil       4.00%     9.76%               Coffee            3.00%     7.89%
----------------- --------- -------             ----------------- --------- -------
Gas Oil           3.00%     7.32%               Live Cattle       2.50%     6.58%
----------------- --------- -------             ----------------- --------- -------
Energy            41.00%    100.00%             Cotton            2.00%     5.26%
----------------- --------- -------             ----------------- --------- -------
Aluminum          4.00%     30.77%              Soybean Oil       2.00%     5.26%
----------------- --------- -------             ----------------- --------- -------
Copper            4.00%     30.77%              Lean Hogs         2.00%     5.26%
----------------- --------- -------             ----------------- --------- -------
Zinc              2.00%     15.38%              Kansas City Wheat 2.00%     5.26%
----------------- --------- -------             ----------------- --------- -------
Lead              1.50%     11.54%              Cocoa             1.50%     3.95%
----------------- --------- -------             ----------------- --------- -------
Nickel            0.50%     7.69%   Agriculture Soybean Meal      1.25%     3.29%
----------------- --------- -------             ----------------- --------- -------
Tin               0.50%     3.84%               Rubber            1.00%     2.63%
----------------- --------- -------             ----------------- --------- -------
Industrial Metals 13.00%    100.00%             Coffee Robusta    1.00%     2.63%
----------------- --------- -------             ----------------- --------- -------
Gold              4.00%     50.00%              Palm Oil          1.00%     2.63%
----------------- --------- -------             ----------------- --------- -------
Silver            2.00%     25.00%              Lumber            0.50%     1.32%
----------------- --------- -------             ----------------- --------- -------
Platinum          1.00%     12.50%              Orange Juice      0.50%     1.32%
----------------- --------- -------             ----------------- --------- -------
Palladium         1.00%     12.50%              Rice              0.50%     1.32%
----------------- --------- -------             ----------------- --------- -------
Precious Metals   8.00%     100.00%             Oats              0.50%     1.32%
----------------- --------- -------             ----------------- --------- -------
                                                Minneapolis Wheat 0.50%     1.32%
----------------- --------- -------             ----------------- --------- -------
                                                Agriculture       38.00%    100.00%
----------------- --------- ------- ----------- ----------------- --------- -------
Overall Total                                                     100.00%
----------------- --------- ------- ----------- ----------------- --------- -------

RBS Rogers Enhanced Commodity Index ETN

                               [GRAPHIC OMITTED]

RBS Rogers Enhanced Subsector Index ETNs

Want to set your own commodity sector weightings?
You can purchase one or more of the individual commodity sectors.
For example:
Precious Metals (RGRP) + Agriculture (RGRA).
RGRE, RGRA, RGRI & RGRP

                               [GRAPHIC OMITTED]
                                                                              15

Rogers Enhanced Commodity Index -- as of June 30, 2013

RBS Rogers Enhanced Commodity Index -- Hypothetical Growth of $10,000 (Net of
Fees)
Actual Historical Index Performance and Historical Comparisons October 31,
2008 to June 30, 2013

                               [GRAPHIC OMITTED]

FOR MORE INFORMATION PLEASE SEE THE RBS ROGERS ENHANCED COMMODITY INDEX ETN
PRICING SUPPLEMENT.
Source: Bloomberg
*The performance of the RICI Enhanced(SM) Commodity Total Return Index
illustrated in the graph above reflects the investor fee that will be deducted in calculating the daily redemption value of the ETNs. For comparison purposes, the historical closing levels of each index represented in the graph above were based to a value of 10,000 on October 31, 2008. The  RICI Enhanced(SM)
Commodity Total Return Index, RICI Index, S & P GSCI[R] Total Return Index, DBIQ
Optimum Yield Commodity Total Return Index and Dow Jones-UBS Commodity
Index(SM) Total Return reflect the deduction of an annual investor fee, in the amount of 0.95%, 0.75%, 0.75%, 0.93%, and 0.75%, respectively. (SM) Commodity
Total Return Index has been live since October 31, 2008. Therefore, the closing levels used to create the graph above reflect actual Index closing levels. The historical performance of the RICI Enhanced(SM) Commodity Total Return Index
illustrated in the graph above should not be taken as an indication of future performance.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST
DIRECTLY IN AN INDEX.
                                                                              16

RBS Rogers Enhanced Commodity Indices Performance

Historical Performance (%)                       ETN INCEPTION 1-MONTH 3-MONTH YEAR-TO-DATE 1-YEAR SINCE RBS ETN
Daily Redemption Values                   TICKER     DATE        (%)      (%)       (%)       (%)  INCEPTION (%)
----------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Rogers Enhanced Commodity Index ETN   RGRC      10/25/12    -3.66   -7.51      -8.70       --       -9.36
----------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Rogers Enhanced Energy ETN            RGRE      10/25/12    -0.26   -5.82      -1.90       --       -1.61
----------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Rogers Enhanced Agriculture ETN       RGRA      10/25/12    -4.70   -5.57      -10.31      --      -13.97
----------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Rogers Enhanced Precious Metals ETN   RGRP      10/25/12    -11.88  -23.44     -25.55      --      -26.38
----------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Rogers Enhanced Industrial Metals ETN RGRI      10/25/12    -6.55   -8.44      -14.73      --       -8.98
----------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------

Historical Index Performance (%)                       INDEX INCEPTION 1-YEAR ANNUALIZED  SINCE INDEX   STANDARD DEVIATION
as of June 30, 2013 (Net of Fees)                            DATE        (%)   3-YEAR (%) INCEPTION (%)          (%)
------------------------------------------------------ --------------- ------ ----------- ------------- ------------------
RICI Enhanced(SM) Commodity Total Return Index             10/31/08     -4.89     4.10        3.17              16.59
------------------------------------------------------ --------------- ------ ----------- ------------- ------------------
RICI Enhanced(SM) Energy Total Return Index                10/31/08     4.66      3.10        -2.94             20.44
------------------------------------------------------ --------------- ------ ----------- ------------- ------------------
RICI Enhanced(SM) Agriculture Total Return Index           10/31/08    -10.39     6.92        5.08              18.44
------------------------------------------------------ --------------- ------ ----------- ------------- ------------------
RICI Enhanced(SM) Precious Metals Total Return Index       10/31/08    -20.41     0.86        15.42             22.93
------------------------------------------------------ --------------- ------ ----------- ------------- ------------------
RICI Enhanced(SM) Industrial Metals Total Return Index     10/31/08     -8.01    -1.63        3.32              23.28

The table above presents the actual performance of the RBS ETNs and the indices, over the specified periods, in each case, less investor fees of 0.95%
per annum.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST
DIRECTLY IN AN INDEX.
                                                                              17

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the relevant Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS
ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS Oil
Trendpilot(TM) ETNs, the RBS Rogers Enhanced ETNs and the respective indices that those ETNs track do not provide exposure to spot prices of the relevant commodities and, consequently, may not be representative of an investment that provides exposure to the relevant commodities or buying and holding the relevant commodities. The prices of commodities are volatile and are affected by numerous factors. Each Trendpilot[TM] Index may underperform its respective
Benchmark Index, and is expected to perform poorly in volatile markets. The RBS
China Trendpilot[TM] ETNs involve risks associated with an investment in emerging markets, as well as currency exchange risk. The RBS US Large Cap Alternator
Index(TM) may underperform the S & P 500[R] Index or any Underlying Index. Even
though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the RBS ETNs in the secondary market. The
RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of RBS plc and RBS Group to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS
ETNs.
The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the applicable pricing supplement, before investing. The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the RBS ETNs in the secondary market.
IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal
Bank of Scotland Group plc (RBS Group) have filed a registration statement
(including a prospectus) with the U.S. Securities and Exchange Commission (SEC)
for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or
any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling
1-855-RBS-ETPS (toll-free).
RBS China Trendpilot(TM) Index, RBS US Large Cap Trendpilot(TM) Index (USD),
RBS US Mid Cap Trendpilot(TM) Index (USD), RBS Gold Trendpilot(TM) Index (USD)
and RBS US Large Cap Alternator(TM) Index (USD) are the property of RBS plc, which has contracted with S & P Opco, LLC (a subsidiary of S & P Dow Jones Indices
LLC) ("S & P Dow Jones Indices") to maintain and calculate these indices. [R]
Index, the S & P MidCap 400[R], S & P 500 Low Volatility Index and S & P 500([R])
Equal Weight Index (including the total return versions) are the exclusive property of S & P Dow Jones Indices and have been licensed for use by RBS plc in connection with certain of these indices. liability for any errors or omissions in calculating these indices. S & P[R] is a registered trademark of Standard &
Poor's Financial Services LLC ("SPFS") and Dow Jones[R] is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed to S & P Dow Jones Indices. Standard & Poor's[R], S & P[R],
S & P[R] 500, S & P MidCap 400[R], S & P 500 Low Volatility Index[R], S & P 500[R]
Equal Weight Index(TM) and S & P 500[R] EWI(TM) are trademarks of SPFS and together with the "Calculated by S & P Dow Jones Indices Custom" and its related stylized mark(s) have been licensed for use by RBS plc. The RBS China
Trendpilot(TM) ETNs, RBS US Large Cap Trendpilot(TM) ETNs, RBS US Mid Cap
Trendpilot(TM) ETNs, RBS Gold Trendpilot(TM) ETNs and RBS US Large Cap
Alternator ETNs are not sponsored, endorsed, sold or promoted by S & P Dow Jones
Indices, SPFS, Dow Jones, their affiliates or their third party licensors, and neither S & P Dow Jones Indices, SPFS, Dow Jones, their affiliates or their third party licensors make any representation regarding the advisability of investing in such RBS ETNs.
NASDAQ[R], OMX[R], NASDAQ OMX[R], NASDAQ-100[R], NASDAQ-100 Index[R] and
NASDAQ-100[R] Total Return Index(SM) are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc. The
RBS NASDAQ-100([R]) Trendpilot(TM) Index is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the RBS NASDAQ-100([R]) Trendpilot(TM) Index, either directly or through a third party. Currently, the RBS NASDAQ-100([R]) Trendpilot(TM) Index is
calculated and maintained by S & P Opco, LLC, a subsidiary of S & P Dow Jones
Indices LLC ("S & P Dow Jones Indices") on behalf of the Corporations. [R] is a registered trademark of Standard & Poor's Financial Services LLC ("SPFS") and
Dow Jones[R] is a registered trademark of Dow Jones Trademark Holdings LLC
("Dow Jones"). trademarks have been licensed to S & P Dow Jones Indices.
-100([R]) Trendpilot(TM) Index. The RBS NASDAQ-100([R]) Trendpilot(TM) ETNs,
which are based on the RBS NASDAQ-100([R]) Trendpilot(TM) Index, have not been passed on by the Corporations or S & P Dow Jones Indices as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the
Corporations or S & P Dow Jones Indices and its affiliates. THE CORPORATIONS, S & P
DOW JONES INDICES AND ITS AFFILIATES MAKE NO WARRANTIES AND BEAR NO LIABILITY
WITH RESPECT TO THE RBS NASDAQ-100([R]) TRENDPILOT(TM) ETNs.
RBS Oil Trendpilot(TM) Index (USD) and RBS 12-Month Oil Total Return Index
(USD) are the property of RBS plc and are calculated by NYSE Arca, a wholly-owned subsidiary of NYSE Euronext.
RBS Oil Trendpilot(TM) Index (USD) and RBS 12-Month Oil Total Return Index
(USD), are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and
NYSE Arca makes no representation regarding the advisability of investing in such ETNs. NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE WITH RESPECT TO THE RBS OIL TRENDpilot[TM] INDEX (USD) OR RBS
12-MONTH OIL TOTAL RETURN INDEX (USD) OR ANY DATA INCLUDED THEREIN. -QUENTIAL
DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH
DAMAGES.
BNY Mellon is a corporate brand of The Bank of New York Mellon Corporation and may be used as a generic term to reference the corporation as a whole or its various subsidiaries. BNY Mellon and BNY Mellon ADR Indices and BNY Mellon DR
Indices are service marks owned by The Bank of New York Mellon Corporation.
This information is provided for general purposes only and is not investment advice. We provide no advice nor recommendations or endorsement with respect to any company, security or products based on any index licensed by BNY Mellon, and we make no representation regarding the advisability of investing in the same.
BNY Mellon.
BNY Mellon does not guarantee the accuracy, timeliness and/or completeness of
BNY Mellon ADR Indices and BNY Mellon DR Indices, or any associated indices, or any data included therein, and BNY Mellon shall have no liability for any errors, omissions, or interruptions therein. BNY Mellon makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to BNY Mellon ADR
Indices and BNY Mellon DR Indices or any associated indices, or any data included therein, or any materials derived from such data. Without limiting any of the foregoing, in no event shall the company have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. For the full disclaimer please see the pricing supplement relating to the notes that RBS plc and RBS
Group filed with the SEC.
The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests
Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities
Management SA ("Diapason").[] Neither Beeland Interests, James B. Rogers, Jr.
nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James
Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI",
"RICI Enhanced", and the names of all other RICI Enhanced(SM) Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland
Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license.[] The personal names and likeness of Jim
Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland
Rogers, Jr.
NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES
OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS
INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED INDEX, ANY SUB-INDEX
THEREOF, OR ANY DATA INCLUDED THEREIN.[] SUCH PERSON SHALL NOT HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO
WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS
ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED
INDEX, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS.[]
NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES
OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED INDEX, ANY SUB INDEX
THEREOF, OR ANY DATA INCLUDED THEREIN.[] WITHOUT LIMITING ANY OF THE FOREGOING,
IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE
AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT,
PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE
POSSIBILITY THEREOF.
NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED
HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE
TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL
PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION
OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF
INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED
FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER
FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER,
INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY
PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR
AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE
DATA INCLUDED OR REFLECTED THEREIN.
The indices that the RBS Rogers Enhanced ETNs track are calculated by NYSE
Arca, Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS
ETNs, which are based on such indices, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such products. nyse arca makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to SUCH
indICES or any data included therein. in no event shall nyse arca have any liability for any special, punitive, indirect, or consequential damages
(including lost profits), even if notified of the possibility of such damages.

Copyright [C] 2013 RBS Securities Inc. All rights reserved. RBS Securities
Inc., a U.S. registered broker-dealer, member of FINRA and SIPC, is an indirect wholly-owned subsidiary of The Royal Bank of Scotland plc.
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